Exhibit 99.1
FOR MORE INFORMATION:
Bob Kneeley
Director, Investor Relations
954-384-0175, x-5300
bob_kneeley@pediatrix.com
FOR IMMEDIATE RELEASE
Pediatrix Completes Settlement of Medicaid and TRICARE
Investigation
FORT LAUDERDALE, FLORIDA, September 21, 2006 — Pediatrix Medical Group, Inc., (NYSE: PDX) has finalized its previously announced agreement in principle with the U.S. Department of Justice to settle the government’s national Medicaid and TRICARE investigation.
     In finalizing the settlement, Pediatrix entered into an agreement with the U.S. Department of Justice and has paid the federal government $25.1 million related to neonatal services provided from January 1996 through December 1999. In addition, Pediatrix will enter into separate state settlement agreements for each state Medicaid program involved in the settlement. Information for the period 2000 to 2003 was reviewed as part of the investigation and Pediatrix is not making any payments for this period. Pediatrix cooperated fully in all aspects of the government’s investigation and settlement of this matter.
     Pediatrix announced the financial terms of the settlement agreement in February 2006 and established reserves related to the investigation during periods through December 31, 2005. This settlement amount will not impact operating results for 2006.
     As part of the settlement, Pediatrix has entered into a five-year Corporate Integrity Agreement with the Office of the Inspector General of the Department of Health and Human Services. The Corporate Integrity Agreement acknowledges the existence of Pediatrix’s comprehensive compliance program and provides for certain other compliance-related activities during the term of the agreement.

About Pediatrix
     Pediatrix Medical Group, Inc. is the nation’s leading provider of newborn, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care by identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix’s neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 860 physicians in 32 states and Puerto Rico. Pediatrix is also the nation’s largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.
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Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by Pediatrix’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”. Additional factors include, but are not limited to, uncertainties related to: the time needed to complete an Audit Committee inquiry into historic stock option grant practices; whether or not the audit committee’s inquiry would lead to the discovery of accounting errors or other adverse facts and possible regulatory action or litigation.